Exhibit 10.1

AMENDED AND RESTATED OSI SYSTEMS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2008 Employee Stock Purchase Plan (herein called the “Plan”) of OSI Systems, Inc., a Delaware corporation (“OSI Systems, Inc.”).  The Plan amends and restates in its entirety, as of August 22, 2014, the OSI Systems, Inc. 2008 Employee Stock Purchase Plan (the “Original Plan”), which was originally adopted by the Board of Directors of OSI Systems, Inc. on August 26, 2008.

1.                                      Purpose.  The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.                                      Definitions.

(a)                                 “Board” shall mean the Board of Directors of the Company.

(b)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)                                  “Committee” shall mean the committee appointed by the Board of Directors of OSI Systems, Inc. to administer the Plan in accordance with Section 13 below, if one is appointed.

(d)                                 “Common Stock” shall mean the Common Stock, no par value per share, of OSI Systems, Inc.

(e)                                  “Company” shall mean (i) OSI Systems, Inc., (ii) each of the existing Subsidiaries, as defined in Section 425 of the Code, of OSI Systems, Inc. that are incorporated in the United States, and (iii) any such other or future Subsidiaries as the Board of Directors of OSI Systems, Inc. shall from time to time designate.  Until the Board of Directors of OSI System, Inc. determines otherwise, the term “Company” shall not refer to or include any Subsidiary incorporated outside of the United States.

(f)                                   “Compensation” shall mean the annual base rate of pay of an eligible Employee during an Offering Period, determined in accordance with nondiscriminatory rules adopted by the Board of Directors, including commissions and cash bonuses, but excluding income with respect to stock options, restricted stock awards or other stock purchases and moving expense reimbursements.

(g)                                  “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h)                                 “Employee” shall mean any regular employee of the Company whose date of hire was at least ninety (90) days prior to the commencement of an Offering Period, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year.

(i)                                     “Exercise Date” shall mean the last date of an applicable Exercise Period.  In the absence of a specific determination to the contrary by the Board of Directors or the Committee, (i) for an Offering Period that commences on January 1 the following June 30, December 31, June 30 and December 31 shall each be an Exercise Date; and (ii) for an Offering Period that commences on July 1, the following December 31, June 30, December 31 and June 30 shall each be an Exercise Date.

(j)                                    “Exercise Period” shall mean, in the absence of a specific determination to the contrary by the Board of Directors or the Committee, a period commencing on an Offering Date or on the day after an Exercise Date and terminating one day prior to the date six (6) months later.

(k)                                 “Offering Period” shall mean, in the absence of a specific determination to the contrary by the Board of Directors or the Committee, a period of twenty-four (24) months beginning on January 1 and July 1 of each year consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

(l)                                     “Offering Date” shall mean the first day of each Offering Period of the Plan.

(m)                             “Plan” shall mean this Amended and Restated 2008 Employee Stock Purchase Plan.

(n)                                 “Plan Account” means the account established for each participant pursuant to the Plan.

(o)                                 “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.                                      Eligibility.

(a)                                 Any Employee as defined in Section 2(h) who shall be employed by the Company on the Offering Date shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

(b)                                 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)                                  In the event that the aggregate number of shares which all participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares to which each participant shall become entitled shall be determined by multiplying the number of shares available for issuance, by a fraction, the numerator of which is the sum of the number of shares the participant has elected to purchase and the denominator of which is the sum of the number of shares which all participants have elected to purchase.

4.                                      Offering Periods.  In the absence of a specific determination to the contrary by the Board of Directors or the Committee, the Plan shall be implemented by twenty-four (24) month Offering Periods beginning every six (6) months, until terminated in accordance with Section 19 hereof.  In no event shall an Offering Period exceed five (5) years.

5.                                      Participation.

(a)                                 An eligible Employee may become a participant in the Plan by delivering to the Company’s human resources office an enrollment form provided by the Company authorizing payroll deductions not less than ten (10) business days prior to the applicable Offering Date, unless a later or earlier time for filing the form is set by the Board or Committee for all eligible Employees with respect to a given offering.

(b)                                 Payroll deductions for a participant shall continue at the rate specified in the enrollment form throughout the Offering Period with automatic re-enrollment for the Offering Period which commences the day after the Exercise Date at the same rate specified in the original enrollment form, subject to any change in payroll deduction rate made pursuant to Section 6(c), unless sooner terminated by the participant as provided in Section 11.  A participant is not required to file any additional enrollment forms for subsequent Offering Periods in order to continue participation in the Plan.  A participant may not participate in more than one Offering Period at any given time.

6.                                      Payroll Deductions.

(a)                                 A participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% to 10% of the participant’s Compensation.

(b)                                 All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

(c)                                  A participant may discontinue his or her participation in the Plan as provided in Section 11, or may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the Company’s human resources office at any time prior to the last day of any Offering Period (for which such change is to be effective), but not more than four (4) changes may be made in any Offering Period (or such other number of changes as may be approved by the Board or the Committee).  A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company’s human resources office a new authorization for payroll deductions not less than ten (10) business days prior to the Offering Date for such subsequent Offering Period.

7.                                      Grant of Option.

(a)                                 On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated prior to such Exercise Date by the applicable fair market value of a share of the Company’s Common Stock as determined pursuant to Section 7(b) hereof.  Notwithstanding anything to the contrary contained herein, in no event shall an Employee be permitted to purchase during an Exercise Period a number of shares of the Company’s Common Stock in excess of a number determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(b) and 12 hereof.  Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b)                                 Subject to Section 15 hereof, the option price per share of the shares of the Company’s Common Stock offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date; provided, however, that with respect to any Exercise Date of an Offering Period that occurs following the twenty-seven (27) month anniversary of the Offering Date of such Offering Period, the option price per share shall be eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date.  The fair market value of the Company’s Common Stock on a given date shall be the closing price as quoted on the Nasdaq Stock Market, Inc.’s Global Market (or, if traded on an alternative securities exchange, the closing price on such exchange) or, if there is no closing sales price for a share of the Company’s Common Stock on the date in question, the closing sales price for a share of the Company’s Common Stock on the last preceding date for which such quotation exists.

8.                                      Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account.  During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.                                      Purchase of Common Stock.  The Company will maintain a Plan Account on its books in the name of each participant.  On each payday the amount deducted from the participant’s Compensation will be credited to the participant’s Plan Account.  No interest shall accrue on any such payroll deductions.  As promptly as practicable after the Exercise Date of each offering, the Company shall arrange, for each participant as appropriate, for the issuance of the shares purchased upon exercise of his or her option in street name and for the delivery of such shares to the participant’s account at the Company’s designated broker-dealer.  Any cash remaining which is insufficient to purchase a full share of Common Stock at the termination of each Exercise Period shall be credited to the participant’s account for the next Exercise Period.

10.                               Automatic Transfer to Low Price Offering Period.  In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date.

11.                               Withdrawal; Termination of Employment.

(a)                                 A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company.  All of the participant’s payroll deductions credited to his or her account will be paid to him or her at the next pay date which follows the tenth business day after the receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

(b)                                 Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to the participant or, in the case the of participant’s death, to the representative of the participant’s estate.

(c)                                  A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

12.                               Number of Shares to be Offered.  The maximum aggregate number of shares of the Company’s Common Stock that may be issued under the Plan shall be 1,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 15 hereof.  In the event that any option granted under the Plan expires or is terminated for any reason, such shares allocable to the unexercised portion of such option shall again be subject to an option under the Plan.

13.                               Administration.  The Plan shall be administered by the Board of Directors and/or by a duly appointed Committee consisting of not less than two persons, at least one of which shall be a member of the Board of Directors, and having such powers as shall be specified by the Board.  The Board of Directors may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee shall be filled by the Board of Directors.  The Committee shall hold meetings at such times and places as it may determine.  Unless otherwise specified by the Board of Directors, the Committee shall consist of the members of the Company’s Compensation Committee.  The interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any right to purchase Common Stock shall be conclusive and binding on all persons.

14.                               Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, or the laws of descent and distribution) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

15.                               Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.  If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

16.                               Rights as a Shareholder.  A participant shall have no rights as a shareholder with respect to any shares of Common Stock he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such participant for shares issued pursuant to the Plan.

17.                               Rights as an Employee.  Nothing in the Plan shall be construed to give any participant the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and its Subsidiaries or the participant to terminate such employment at any time with or without cause.

18.                               Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

19.                               Amendment or Termination.  The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant’s existing rights are adversely affected thereby, and provided further that no amendment to the Plan shall be effective until such amendment is approved by a vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company within twelve month before or after the date upon which such action is taken by the Board of Directors, if such amendment would:

(a)                                 Increase the aggregate number of shares of Common Stock to be issued under the Plan (except as provided in Section 15 hereof);

(b)                                 Materially modify the requirements for eligibility to participate in the Plan;

(c)                                  Increase the maximum number of shares of Common Stock which a Participant may purchase in any Offering Period;

(d)                                 Extend the term of the Plan;

(e)                                  Alter the option price per share formula so as to reduce the price for shares of Common Stock to be purchased under the Plan;

(f)                                   Otherwise materially increase the benefits accruing to participants under the Plan; or

(g)                                  Cause the Plan to fail to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code.

The Plan shall terminate on the date prior to the tenth anniversary of the date on which the Original Plan was adopted, if it has not been earlier terminated pursuant to this Section 19, but the Plan shall remain in full force and effect until the end of the Offering Period then in effect.

20.                               Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.                               Stockholder Approval.  Continuance of the Plan and the effectiveness of any option granted hereunder shall be subject to approval of the Original Plan by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote thereon, within 12 months after the date of adoption of the Original Plan by the Board of Directors.

22.                               Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.                               Governing Law.  To the extent not governed by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Delaware.